Exhibit 99.1

Lexaria Announces Million Dollar Research and Development Program

Kelowna, BC / May 2, 2017 / Lexaria Bioscience Corp (OTCQB:LXRP) (CSE:LXX) (the “Company”, “Lexaria”) announces a $1 million combined research and development (“R&D”) and intellectual property (“IP”) budget.

Lexaria’s R&D program is expected to begin in June 2017 and be comprised of studies both inclusive of and also complementary to its collaborative R&D with Canada’s National Research Council (“NRC”). Lexaria’s R&D budget is fully funded from existing capital, applying existing funds.

The Lexaria R&D will include many studies; and their objectives, design, and results will be reported as available. Lexaria’s patent applications name several groups of molecules, all of which will be studied within this budget:

Cannabinoids;
Vitamins;
NSAIDs; and,
Nicotine.

The R&D will include in vitro absorption studies utilizing Lexaria’s technology to examine improvements in absorption across human intestinal tissue. For the first time ever Lexaria will also conduct in vivo (animal) studies, designed to provide more detailed information on whole-body reactions to efficient and rapid delivery of these various payload molecules. The in vivo studies are expected to significantly advance Lexaria’s IP.

Initial in vitro human intestinal cell absorption studies conducted by the Company in 2015 for non-psychoactive cannabinoids reported increases in cannabinoid absorption at that time in the range of 325% to 499%.

The complete R&D program of 2017 and 2018 represents roughly a 10-fold increase in the third-party laboratory work previously contracted by Lexaria and is expected to provide the foundation for increased licensing opportunities in market sectors as yet untouched by Lexaria. The Company expects many new business opportunities to arise as a result of successful R&D results.

Included within this budget is intellectual property pursuit in the USA, Canada and around the world. Lexaria currently has a total of 18 patents pending, and patent applications filed in more than 40 countries around the world. Lexaria’s existing financial resources are sufficient to aggressively pursue positive outcomes within this large IP portfolio.

Additional information on planned R&D programs will be released soon.

About Lexaria

Lexaria Bioscience Corp. is a food biosciences company with a proprietary technology for improved delivery of bioactive compounds. The Company’s lipophilic enhancement technology has been shown to enhance the bioavailability of orally ingested cannabinoids, while also masking taste. This technology promotes healthy ingestion methods, lower overall dosing and higher effectiveness in active molecule delivery. The Company’s technology is patent-protected for cannabidiol (CBD) and all other non-psychoactive cannabinoids, and patent-pending for Tetrahydrocannabinol (THC), other psychoactive cannabinoids, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules. www.lexariabioscience.com

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that Lexaria will successfully complete any other contemplated or existing technology license agreements, nor that Lexaria’s technology will deliver any improvement in taste or bioavailability with any reliability nor across any product category. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any hemp oil or cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever, nor that any patent application in the USA or any other nation or under any treaty will result in the award of an actual patent; nor that an award of any actual patent will protect against challenges from unknown third parties. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA)or by Health Canada. Lexaria products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.